Exhibit 99.3

News Release

Riederer Appointed Special Master To Help Resolve Dispute

Phillipsburg, Kan. September 18, 2008 — Mike Hess, president of Brooke Capital Corporation, announced that Albert Riederer had been appointed as special master of Brooke Capital until such time as securitization investors and Brooke Capital settle their dispute regarding securitization servicing fees and securitization cash flows.

Hess stated, “Mr. Riederer has been charged by the court with the responsibility of maintaining the ‘status quo’ in our company until the dispute between Brooke Capital and the securitization investors has been resolved. Mr. Riederer has a strong insurance background and a reputation for fair dealing.”

Mr. Riederer served as the Jackson County Prosecuting Attorney from 1980 to 1992. Upon leaving public office, he entered private practice. Mr. Riederer was named the first chairman of Missouri Employers Mutual Insurance Company and has served on the Missouri Court of Appeals.

About Brooke Capital Corporation…. Brooke Capital Corporation (AMEX:BCP) is a Phillipsburg, Kansas-based insurance agency franchisor and consultant.

Contact Lisa Mussman, 785-543-3199 ext. 561 or lisa.mussman@brookeagent.com

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will accomplish its objectives in the litigation with Bank of New York Mellon, the availability of funding sources, liquidity, the exposure to market risks, changes in the law and in economic, political and regulatory environments, changes in management, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by the Company with the Securities and Exchange Commission. A more complete description of the Company’s business is provided in the Company’s reports and registration statements, which are available from the Company without charge at www.brookeagent.com or at www.sec.gov.